American Bank Holding Corporation 800 N. Shoreline Boulevard, Suite 200S Corpus Christi, Texas 78401 Attention: Ben B. Wallace	Exhibit 99.1

AMERICAN BANK HOLDING CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 3, 2025

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN BANK HOLDING CORPORATION (“ABHC”). The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying proxy statement/prospectus regarding the Special Meeting of Shareholders of ABHC to be held on November 3, 2025 (the “ABHC special meeting”), and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints Ben B. Wallace and Stephen C. Raffaele, and each of them, jointly and severally, with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of ABHC that the undersigned would be entitled to vote if personally present at the ABHC special meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the ABHC merger proposal (as defined below), (ii) “FOR” approval of the ABHC adjournment proposal (as defined below), and (iii) in the discretion of the proxy holders on any other matter that may properly come before the ABHC special meeting. If you vote to “ABSTAIN” regarding the ABHC merger proposal, it will have the same effect as an “AGAINST” vote with respect to the ABHC merger proposal. You may revoke this proxy at any time prior to the vote of the shareholders at the ABHC special meeting.

The Board of Directors recommends a vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

1.  To approve the Agreement and Plan of Merger, dated as of July 17, 2025, by and between Prosperity Bancshares, Inc. (“Prosperity”) and ABHC, and the transactions contemplated thereby, including the merger of ABHC with and into Prosperity (the “ABHC merger proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.  To adjourn or postpone the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal (the “ABHC adjournment proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the ABHC special meeting and any adjournments thereof.

[signature page follows]

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. If stock certificates are titled in different legal names, a separate proxy should be completed and signed for each legal holder. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the shareholder is an individual, the shareholder or the shareholder’s authorized representative shall date and sign the signature block directly below.

Dated: _______________, 2025
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the shareholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the shareholder shall date and sign the signature block directly below.

Dated: _______________, 2025
Legal Name of Entity

By:
Name: Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

Attention: Ben B. Wallace